January 10, 2000



Mr.  Magnus  Tillerby
Prudential  Overseas  Company
117  E.  57th  Street
Suite  44B
New  York,  NY  10022

     Re:     Appointment  as  Consultant

Dear  Mr.  Tillerby:

     This letter sets out the terms and conditions under with you (the "Consultant") are engaged by WAMEX Holdings, Inc. (the "Company") to identify international acquisition targets for the Company and to advise the Company in structuring mergers or other acquisitions to which the Company is a party (the "Transactions").

     1. Service. During the Term (as hereinafter defined), the Consultant shall render such services to the Company so as to assist the Company in identifying international acquisition targets for the Company and advise the Company in structuring mergers or other acquisitions. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such a target is found, that any Transaction will be completed. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

     2. Term of the Agreement (the "Term"). This Agreement will last for a period of one year from the date hereof, except that either party hereto may terminate this Agreement at any time after the date hereof, with or without cause, upon sixty (60) days written notice to the other party.

     3. Engagement Fee. Upon the execution of this Agreement, the Company shall pay to the Consultant a fee (an "Engagement Fee") of 170,000 shares of the Company's common stock (the "Shares"), which amount shall not be refundable.


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     4.     Other Fees and Expenses.  It is agreed that the Company will not pay any  further  fees  or  expenses  to  the  Consultant.

     5. Registration Rights. The Company hereby covenants and agrees to immediately file, from the date hereof, a registration of Form S-8 with the Securities and Exchange Commission with respect to the Shares, including a reoffer prospectus, to the extent required.

     6. Further Assurances. In connection with the issuance of the Shares of Common Stock of the Company to the Consultants pursuant to this Agreement of the issuance of shares of common stock of the Company to the Consultant as a Transaction Fee, the Consultant covenants and agrees that he shall execute and deliver, or cause to be executed and delivered, any and all such further agreements, instruments, certificates and other documents, including the Subscription Agreement, a copy of which is annexed hereto as Annex A, and shall take or cause to be taken any and all such further action, as the Company may reasonably deem necessary or desirable in order to carry out the intent and purpose of this Agreement.

     7. Indemnification. Each party agreed to indemnify and hold the other harmless form any loss, damage, liability or expense, including reasonable attorney's fee's and other legal expenses, to which the other party may become subject arising out of or relating to any act or omission by the indemnifying party (or any person connected or associated with the indemnifying party), which is or is alleged to be a violation of any applicable statues, laws or regulations or arising from the negligence of willful misconduct of the indemnifying party.

     8. Confidentiality. During the term of this Agreement, the Company shall furnish the Consultant with all the information, data, or documents concerning the Company that the Consultant shall reasonably deem appropriate in connection with his activities hereunder. The Consultant agrees to keep such information in strictest confidence and will not divulge it to any third party without the prior written consent of the Company's President. Notwithstanding the foregoing, this paragraph will not apply to information which is or becomes generally available to the public, is required by law to be disclosed, or is obtained from any third party which is in possession of such information through no fault of the Consultants and is not under obligation, to the best of the Consultants knowledge and belief to treat such information as confidential.

     9. Notice. All notice, requests demands and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given
(a) on the date of service, if served personally on the party to whom notice is to be given, (b) on the day after the date sent by a recognized overnight courier service with all charges prepaid or billed to the account for the sender, (c) five (5) days after being deposited in the mail if sent by first-class air mail, registered or certified, postage prepaid, or (d) on the day after the date set forth on the transmission receipt when sent by facsimile transmission to the party being notified at its address or facsimile number set forth below or such other address or facsimile numbers as any party hereto shall subsequently notify all other parties hereto in writing.


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(i)     If  the  Consultant:

Mr.  Magnus  Tillerby
Prudential  Overseas  Company
117  E.  57th  Street
Suite  44B
New  York,  NY  10022


(ii)     If  to  the  Company:

WAMEX  Holdings,  Inc.
3040  Nostrand  Avenue
Marine  Park,  NY  11229


     9. Non-Assignability Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties shall be assignable by either party hereto without the prior written consent of the other party. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs. Executors, administrators, personal representatives, successors, and permitted assignees.

     10. Choice of Law. This Agreement shall be governed and enforced in accordance with the laws of the State of Washington, without regard to its conflict of law principles.

     11. Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all other agreements between the parties hereto relating to the subject matter set forth herein. The covenants and agreements set forth in this Agreement constitutes all the covenants and agreements of the parties hereto and upon which the parties have relied and except as may be specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any party thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.


Please indicate your agreement to the foregoing by signing and returning to us the enclosed copy of this letter, whereupon this letter shall become a binding agreement.


WAMEX  Holdings,  Inc.

/s/  Mitchell  H.  Cushing                         /s/  Magnus  Tillerby
Mitchell  H.  Cushing,  President                    Magnus  Tillerby